UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) February 13, 2002


                                 C-COR.net Corp.
             (Exact name of Registrant as specified in its charter)

       Pennsylvania                        0-10726              24-0811591
(State or other jurisdiction of        (Commission File       (I.R.S. Employer
incorporation or organization)               Number)         Identification No.)

               60 Decibel Road, State College, Pennsylvania 16801
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (814) 238-2461


         (Former name or former address, if changed since last report.)






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Item 5.  Other Events.
         ------------

      On February 1, 2002, the Securities and Exchange Commission (the "SEC") declared effective the Registration Statement on Form S-3 (File No. 333-75888) (the "Registration Statement") of the Registrant, which permits the Registrant to issue up to an aggregate of $150,000,000 of common stock, preferred stock, debt securities and warrants. The prospectus dated February 1, 2002 included in the Registration Statement is referred to as the "Prospectus."

      On February 13, 2002, the Registrant issued a press release announcing the public offering of 3,000,000 shares of its common stock, $0.05 par value per share, at a public offering price of $16.00 per share (the "Offering Shares") pursuant to the Registration Statement. A copy of the press release is attached to this Current Report as Exhibit 99.1, and is incorporated herein by reference.

      The Registrant filed with the SEC on February 14, 2002 the Prospectus together with a supplement to the Prospectus, dated February 13, 2002, relating to the issuance and sale of the Offering Shares. The Offering Shares were issued in a firm commitment underwritten public offering pursuant to an underwriting agreement dated February 13, 2002, among the Registrant and CIBC World Markets Corp., SoundView Technology Corporation, Kaufman Bros., L.P. and H.C. Wainwright & Co., Inc., as representatives of the several underwriters (the "Representatives"). Pursuant to the terms of the offering, the Registrant granted the Representatives an option to purchase an additional 450,000 shares to cover over-allotments which may be exercised at any time within 30 days after the offering. The Registrant is filing the underwriting agreement as part of this Current Report as Exhibit 1.1.



Item 7.  Financial Statements and Exhibits.

         (c)    Exhibits

         1.1 Underwriting Agreement, dated February 13, 2002, among C-COR.net Corp., CIBC World Markets Corp., SoundView Technology Corporation, Kaufman Bros., L.P. and H.C. Wainwright & Co., Inc.

         5.1    Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

         23.1   Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in
                Exhibit 5.1).

         99.1   Press Release dated February 13, 2002.




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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     C-COR.net Corp.
                                                     (Registrant)


Date: February 15, 2002                 /s/ William T. Hanelly
                                        ----------------------------------
                                            William T. Hanelly
                                            Chief Financial Officer, Secretary
                                               and Treasurer









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